Exhibit 15.9

EXECUTION COPY

Lender Accession Agreement

November 14, 2018

CPPIB Credit Investments Inc.

One Queen Street East, Suite 2500

Toronto, Ontario

Canada M5C 2W5

as Additional Lender

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London, EC2N 2DB

United Kingdom

as Initial Lender

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, NY 10005, U.S.A.

Attention: Project Finance Agency Services, Telecom Argentina S.A.

as Administrative Agent

Re: Telecom Argentina S.A. – Offer No. 10/2018

Dear Sirs,

Telecom Argentina S.A., a sociedad anónima organized and existing under the laws of Argentina (the “Borrower”), hereby irrevocably offers CPPIB Credit Investments Inc. (the “Additional Lender”), Deutsche Bank AG, London Branch, as initial lender (the “Initial Lender”), and Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”), to enter into a lender accession agreement in the form attached hereto as Annex A (including the schedule thereto) (the “Offer”, and once accepted pursuant to the terms hereof, the “Lender Accession Agreement”).

This Offer shall be open for acceptance in writing by the Additional Lender, the Initial Lender and the Administrative Agent until 11:59 p.m. Buenos Aires time on November 14, 2018, unless extended in writing for an additional period of time by the Borrower (the “Expiration Date”); forthwith after the Expiration Date, this Offer shall automatically lose all force and effect.

Upon delivery of a written letter of acceptance of the Offer substantially in the form attached hereto as Annex B, on or before the Expiration Date, the Lender Accession Agreement shall become in full force and effect subject to the terms and conditions set forth in Annex A as if the parties had executed and delivered the same and shall be legally binding upon, and enforceable against, each and all of the parties, and each and all of them shall become parties to the Lender

Accession Agreement.  The Lender Accession Agreement shall be deemed entered into as of the date of the acceptance of the Additional Lender, the Initial Lender and the Administrative Agent.

This Offer shall be governed by, and interpreted in accordance with, the law of the State of New York (without regard to conflicts of law principles other than sections 5-1401 and 5-1402 of the New York general obligations law).

We hereby agree that the delivery of the acceptance notice and service of all notices, writs, process and summons in any suit, action or proceeding brought in connection with this Offer may be made upon us by service to the address, and in the manner, set forth in Section 9 of Annex A hereto.

[Signature page follows]

2

Sincerely,

TELECOM ARGENTINA S.A., as Borrower

By:	/S/ JUAN M. VICO
Name: Juan M. Vico
Title: Attorney-in-fact

By:	/S/ MARIANO J. PIÑERO
Name: Mariano J. Piñero
Title: Treasury Manager

[Signature page to Lender Accession Agreement]

Annex A (Lender Accession Agreement)

Reference is made to that certain Term Loan Agreement, dated as of November 8, 2018 (as the same may be modified, amended, or restated from time to time, the “Term Loan Agreement”), by and among TELECOM ARGENTINA S.A., as borrower (the “Borrower”), DEUTSCHE BANK AG LONDON BRANCH, as initial lender (the “Initial Lender” and, together with any other lenders party thereto from time to time, the “Lenders”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (the “Administrative Agent”), and DEUTSCHE BANK AG, LONDON BRANCH, as sole book-runner and sole lead arranger.  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Term Loan Agreement and the rules of interpretation set forth in Section 1.2 of the Term Loan Agreement shall apply herein as if fully set forth herein or mutatis mutandis.

1.  CPPIB CREDIT INVESTMENTS INC. (the “Additional Lender”) agrees to become a Lender, for all purposes under the Term Loan Agreement and the other Loan Documents, to be bound by the terms of the Term Loan Agreement and the other Loan Documents as a Lender pursuant to Sections 2.16(b) and 9.6(i) of the Term Loan Agreement.  Upon the effectiveness hereof, the Commitment of the Additional Lender will be as set forth on Schedule 1 hereto.

2.  The Additional Lender confirms that it has received a copy of the Term Loan Agreement and the other Loan Documents (other than the Fee Letters), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Accession Agreement.

3.  The Additional Lender:  (a) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement or any other Loan Document; (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Term Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (c) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Term Loan Agreement are required to be performed by it as a Lender; (d) if applicable, attaches (or has delivered to the Administrative Agent) completed and signed copies of any forms that may be required by the U.S. Internal Revenue Service (together with any additional supporting documentation required pursuant to applicable Treasury Department regulations or such other evidence satisfactory to the Administrative Agent) in order to certify the Additional Lender’s exemption from U.S. withholding taxes with respect to any payments or distributions made or to be made to the Additional Lender in respect of the Loans or under the Term Loan Agreement.

4.  Following the execution of this Lender Accession Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.  The effective date for this Lender Accession Agreement shall be the date recited above, unless otherwise specified on Schedule 1 hereto.

6. THIS LENDER ACCESSION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO UNDER THIS LENDER ACCESSION AGREEMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

7.  This Lender Accession Agreement may be executed by one or more of the parties to this Lender Accession Agreement on any number of separate counterparts (including by telecopy or e-mail transmission of a .pdf copy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.  Any notice or other communications to the Additional Lender shall be sent to the Additional Lender in accordance with the notice provisions of the Term Loan Agreement at the following address:

CPPIB Credit Investments Inc.

510 Madison Avenue, 15th Floor

New York, NY

United States

Attn: Alberto Garrido and Gonzalo Obando

Email: agarrido@cppib.com and gobando@cppib.com

Phone: (646) 564-4903 and (646) 564-4924

With a copy to:

CPPIB Credit Investments Inc.

One Queen Street East, Suite 2500

Toronto, Ontario

Canada M5C 2W5

Attn: Katelyn Chow and Emmanuel Matiya

Email: kchow@cppib.com and ematiya@cppib.com

Phone: (416) 874-5385 and (416) 972-8238

9.  The Additional Lender acknowledges that it is subject to and bound by all of the terms and conditions of the Term Loan Agreement, INCLUDING, WITHOUT LIMITATION, THE GOVERNING LAW, CHOICE OF FORUM, CONSENT TO SERVICE OF PROCESS AND JURISDICTION AND WAIVER OF TRIAL BY JURY PROVISIONS OF SECTIONS 9.11, 9.12 AND 9.14 THEREOF, in the same manner and to the same extent as if it had directly executed the Term Loan Agreement.

10.  This Lender Accession Agreement is being executed and delivered in connection that certain Facility Increase Request, dated as of November 14, 2018, from the Borrower to the Administrative Agent, in order to facilitate the Facility Increase contemplated thereby and to be provided by the Additional Lender.  In accordance with Section 2.16(a) of the Term Loan Agreement, the Initial Lender and the Additional Lender, as the Majority Lenders, hereby direct the Administrative Agent to determine the Increase Effective Date to be the date hereof, and the Administrative Agent hereby notifies the Borrower and the Lenders of such Increase Effective Date.  This Lender Accession Agreement shall be a Loan Document.  For the avoidance of doubt, references in the Term Loan Agreement to the Canada Pension Plan Investment Board are intended to mean and/or include, as the context may require, the Additional Lender.

[Remainder of page intentionally left blank.]

SCHEDULE 1
TO
LENDER ACCESSION AGREEMENT

Additional Lender	Commitment
CPPIB Credit Investments Inc.	$100,000,000
Total Commitment (of all Lenders) after giving effect to this Lender Accession Agreement	$300,000,000

ANNEX B to Offer in Respect of Lender Accession Agreement

November ___, 2018

Telecom Argentina S.A.

Avenida Alicia Moreau de Justo 50

Ciudad Autónoma de Buenos Aires

Argentina, C1107AAB

Attention: Marcelo Iribarne

Email: miribarne@teco.com.ar

as Borrower

Re: Telecom Argentina S.A. — Offer No. 10/2018

Dear Mr. Iribarne,

Reference is hereby made to Offer No. 10/2018, dated as of November 14, 2018 (“Offer No. 10/2018”), from Telecom Argentina S.A., as borrower (the “Borrower”), to CPPIB Credit Investments Inc., as additional lender (the “Additional Lender”), Deutsche Bank AG, London Branch, as initial lender (the “Initial Lender”), and Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”), in connection with the Lender Accession Agreement referred to therein.  The Additional Lender, Initial Lender and the Administrative Agent hereby notify the Borrower of their acceptance of Offer No. 10/2018, with effect as of the date hereof.

[Signature pages follow]

Sincerely,

CPPIB CREDIT INVESTMENTS INC., as Additional Lender

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and accepted:

DEUTSCHE BANK AG, LONDON BRANCH, as Initial Lender

By:
Name:
Title:

By:
Name:
Title:

Accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

B-2